                                (3) (ii) BY-LAWS


                                 AMENDED BY-LAWS

                                       OF

                   PARTNERS HEALTH PLAN OF PENNSYLVANIA, INC.

                                      AS OF

                                DECEMBER 1, 1992

                                 AMENDED BY-LAWS

                                       OF

                   PARTNERS HEALTH PLAN OF PENNSYLVANIA, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1.1 - Principal Office. The principal office of the Corporation shall be in the Commonwealth of Pennsylvania.

         Section 1.2 - Other Offices. The Corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 - Place of Meetings. Meetings of shareholders may be held either within or without the Commonwealth of Pennsylvania as set forth in the notice of the meeting.

         Section 2.2 - Annual Meeting. The Corporation shall hold an annual meeting of its shareholders for the election of directors and for the transaction of general business on the first day in June of each year at a time and place designated by the Board of Directors or on such other date as the Board of Directors in its sole discretion may designate. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday.

         Section 2.3 - Special Meetings. Special meetings of the shareholders may be called at any time for any purpose or purposes by the President, the Board of Directors, or shareholders entitled to cast at least 20% of the votes which all shareholders are entitled to cast at the particular meeting.

         Section 2.4 - Notice. Written or printed notice stating the place, day and hour of a shareholder meeting, and (i) in the case of the annual meeting those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, or (ii) in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date set for the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation, with the postage thereon prepaid.

         Section 2.5 - Quorum. At any meeting of shareholders, the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum, except as otherwise may be provided in the Articles of Incorporation. If less than a quorum is initially in attendance, then the meeting may be adjourned to a fixed time and place.

         Section 2.6 - Voting. Each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by statute, the Articles of Incorporation, or the By-laws, and except that in elections of directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

         Section 2.7 - Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact. Every proxy shall be filed with the Secretary of the Corporation. Notwithstanding any provision in a proxy or agreement to the contrary, a proxy shall be revocable at will, unless coupled with an interest (i.e., given in exchange for contractually sufficient consideration). To be effective, notice of the revocation of a proxy must be given to the Secretary of the Corporation prior to the effective date of revocation. No unrevoked proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         Section 2.8 - Presiding Officer. All meetings of the shareholders shall be presided over by the President. If the President is not present, a Chairman who shall serve for that meeting only shall be elected by the shareholders in attendance at the meeting. The Secretary of the Corporation shall act as Secretary of all the meetings, if present. If the Secretary is not present, the President or Chairman of the meeting shall appoint a Secretary of the meeting. The President or Chairman of the meeting may appoint one or more judges of the election to determine the existence of a quorum, the qualification of voters, the validity of proxies and the results of ballots.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.1 - Composition of the Board. The number of directors of the Corporation shall be five (5). The number of directors of the corporation may be amended from time to time by the Board of Directors provided that such number shall be not less than four and not more than twelve. Any change in the number of directors shall not affect the tenure of office of any director. The directors shall be elected, to serve for a term of one year, each year at the annual meeting of shareholders, except as hereinafter provided, and each director shall serve until his/her successor shall be elected and qualified. Directors shall be eligible for reelection without limitation on the number of terms they may serve.

         Section 3.2 - Removal from Office; Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum, or by the sole remaining director. The shareholders at any meeting called expressly for that purpose, at which a quorum is present, by a vote of the holders of a majority of outstanding shares of stock present and entitled to vote for elections of directors, may remove any director for cause or without cause and fill the vacancy. Any vacancy arising among the directors resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office.

         Section 3.3 - Powers of the Board. The Board of Directors shall have control of and manage the business and affairs of the Corporation. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or these By-laws directed or required to be exercised and done by the shareholders.

         Section 3.4 - Voting. At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares that such director may hold.

         Section 3.5 - Resignation of Director. Any director may resign his/her office at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt, and the acceptance of the resignation shall not be necessary to make it effective.

         Section 3.6 - Power to Fix Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any director, shall have the authority to fix the reasonable compensation, including fees and reimbursement of out-of-pocket expenses, of directors for service to the Corporation.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 3.7 - Place of Meetings. Meetings of the Board of Directors, regular or special, may be held within or without the Commonwealth of Pennsylvania as may be provided by resolution adopted by a majority of the Board.

         Section 3.8 - Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 3.9 - Special Meetings. Special meetings of the Board of Directors shall be called by the President, Secretary or on the written request of two directors. The business to be transacted at, or the purpose of, any special meeting of the Board must be specified in the notice of such meeting. Written notice of special meetings of the Board shall be given to each director at least four (4) days by mail or forty-eight (48) hours delivered personally or by telephone or telegraph before the date of the meeting.

         Section 3.10 - Quorum. A majority of the entire Board, not including vacancies, shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, as determined by the Board of Directors.

         Section 3.11 - Presiding Officer. All meetings of the Board shall be presided over by the President. If the President is not present, a Chairman who shall serve for that meeting only shall be elected by the directors in attendance at the meeting. The Secretary of the Corporation shall act as Secretary of all the meetings, if present. If he/she is not present, the President or Chairman of the meeting shall appoint a Secretary of the meeting.

         Section 3.12 - Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all the directors and filed with the Secretary of the Corporation. Such consent shall have the same force and effect as a unanimous vote of the directors.

         Section 3.13 - Conference Telephone. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board by means of a conference telephone, or any means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at a meeting.

                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

         Section 4.1 - Executive Committee; Other Board Committees. The Board of Directors, by resolution adopted by a majority of the Board, may designate an Executive Committee and one or more other committees of the Board, each of which shall be comprised of one or more directors. Committee appointments shall be for a one-year term. Each such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors that is delegated to said committee by the Board of Directors. The designation of an Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him/her by law.

         Section 4.2 - Quorum. A majority of an entire committee shall constitute a quorum for the transaction of business by the committee and the act of the majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. If a quorum shall not be present at any meeting of a committee, the committee members present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 4.3 - Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Executive Committee and any other Board Committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all the committee members and filed with the Secretary of the Corporation. Such consent shall have the same force and effect as a unanimous vote of the Executive Committee.

         Section 4.4 - Minutes. The Executive Committee and any other Board Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

         Section 4.5 - Other Committees. The Board may establish other committees which may be comprised of individuals who are not members of the Board. The President, with the concurrence of a majority of the full Board, shall appoint the members of all such committees. Such committees shall make recommendations to the Board and shall operate under such procedures and guidelines as the Board may establish.

                                    ARTICLE V

                                     NOTICES

         Section 5.1 - Notices. Notices to directors and shareholders, as required by statute or these By-laws, shall be in writing and delivered personally or by mail to the directors or shareholders at their addresses appearing on the books of the Corporation or supplied by them for the purpose of notice. Notice by mail shall be deemed to be given as of the date the notice is mailed. Notice to directors may also be given by telegram, such notice deemed to be given as of the date the notice is deposited with a telegraph office for transmission.

         Section 5.2 - Written Notice of Shareholders Meeting. Written notice of every shareholders meeting shall be given in accordance with Section 2.4 of these By-laws.

         Section 5.3 - Waiver of Notice. Whenever, under the provisions of these By-laws, the Articles of Incorporation, or of any statute, a shareholder or director is entitled to any notice, a waiver there of in writing signed by the person or persons entitled to such notice, whether before or after the time stated there in, shall be equivalent to the giving of such notice.

         Section 5.4 - Waiver of Notice by Attendance. The attendance of any director or shareholder at a meeting without protesting at the beginning of such meeting shall constitute a waiver of notice of such meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Shareholders or of the Board of Directors need be specified in the waiver of notice of such meeting.

                                   ARTICLE VI

                                    OFFICERS

         Section 6.1 - Designation of Officers. The officers of the Corporation shall consist of a President, a Secretary, an Assistant Secretary, a Treasurer, an Assistant Treasurer, and such other officers as the Board deems necessary, each of whom shall be elected by a majority vote of the Board of Directors at a meeting at which a quorum is present in accordance with Section 3.10 of these By-Laws. Any two or more offices may be held by the same person; however, a person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

         Section 6.2 - Election of Officers. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of shareholders, except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors.

         Section 6.3 - Other Officers. Subject to the approval of the Board of Directors, the President may elect or appoint such other officers, assistant officers and agents as he/she or they shall deem necessary who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board.

         Section 6.4 - Compensation. The Board of Directors may in its discretion establish reasonable salaries for all officers and agents of the Corporation; provided, however, that the Board may delegate this authority to the President or to the Executive Committee of the Board, except that the Board may not delegate this authority with respect to the compensation of the President.

         Section 6.5 - Removal. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 6.6 - Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt, and the acceptance of the resignation shall not be necessary to make it effective.

         Section 6.7 - Vacancy. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled promptly by the Board of Directors.

         Section 6.8 - Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:

                                  THE PRESIDENT

         A. The President shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall be an ex-officio member without voting power of all committees to which the Board of Directors has not appointed the President as a full voting member and shall assume all responsibilities as the Board of Directors may from time to time prescribe.

         B. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall be one of the officers who may sign checks and drafts of the Corporation.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         A. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees, if any, when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he/she shall be. The Secretary shall keep a register of the mailing address of each shareholder which shall be furnished to the Secretary by such shareholder and he/she shall have general charge of the stock ledger books of the Corporation. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such Assistant Secretary. The Board of Directors may, however, give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature.

         B. The Assistant Secretary, or if there is more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         A. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         B. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requests, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall be one of the officers who may sign checks and drafts of the Corporation.

         C. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the Corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under his/her control belonging to the Corporation.

         D. The Assistant Treasurer, or, if there is more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.1 - Indemnification. To the full extent permitted by, and in accordance with the procedure prescribed in the laws of the Commonwealth of Pennsylvania, the Corporation shall indemnify any person who is or was a director, officer, employee, agent, or representative of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorney's fees, judgment, fines, settlements and other amounts paid in connection with legal proceedings in which any such persons become involved by reason of serving in any such capacity with or for the Corporation.

         Section 7.2 - Other Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office.

         Section 7.3 - Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the powers to indemnify such person against such expenses or liabilities under the provisions of this Article.

         Section 7.4 - Director Liability. A director of this Corporation shall not be personally liable for monetary damages for any action taken, or for failure to take any action, as a director, unless:

         1) such action or failure to act constitutes a failure to perform the duties of director in good faith, in a manner which the director reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill, and diligence, as a person of ordinary prudence would use under the circumstances; and

         2) the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness.

                                  ARTICLE VIII

                              CONFLICTS OF INTEREST

         The Corporation may enter into a contract or transaction with one or more of its directors or officers or a corporation, partnership, association or any other entity in which one or more of the Corporation's directors and officers are directors or officers or have a financial interest if:

                  (a) The material facts as to the director's or officer's interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                  (b) The material facts as to director's or officer's interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes, approves, or ratifies the contract or transaction.

                                   ARTICLE IX

                             CERTIFICATES FOR SHARES

         Section 9.1 - Certificates for Shares. The shares of stock in the Corporation shall be represented by certificates signed by the President and countersigned by the Secretary or an Assistant Secretary and sealed with the seal of the Corporation. Such seal may be a facsimile. No certificate shall be issued for any share until full payment is received for such share. All certificates shall be consecutively numbered. The name and address of the shareholders, the number of shares and the date of issue shall be entered on the Corporation's stock transfer books. Each certificate representing shares shall state the name of the corporation, and that the Corporation is organized under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, the number of shares which such certificate represents, and the par value for each share represented by such certificate.

         Section 9.2 - Facsimile Signatures. Where certificates are countersigned by a transfer agent other than the Corporation itself, or an employee of the Corporation, or by a transfer clerk and registered by a registrar, the signatures of the President and the Secretary or Assistant Secretary upon such certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to hold office at the date of its issue.

         Section 9.3 - Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates for shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 9.4 - Closing of Transfer Books and Fixing Record Date. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose. Notice of the closing of the transfer books of the Corporation shall be mailed at least ten (10) days before such closing to each shareholder of record. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date not less than ten (10) nor more than fifty (50) days preceding the date on which the particular action, requiring such determination of shareholders, is to be taken. Only shareholders of record on the date so fixed shall be entitled to such notice and to vote at such meeting, or to receive payment of such dividend, or exercise such right as the case may be, notwithstanding any transfer or any stock on the books of the Corporation after any such record date fixed as herein provided.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be at the close of business on the day next preceding the day in which notice is given, or, if notice is waived on the day next preceding the day on which the meeting is held. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive dividends, or in order to make any other determination respecting shareholder rights, the date on which the resolution of the Board of Directors declaring such dividend is adopted, or the date such other resolution is adopted, shall be the record date for such determination of shareholders.

         Section 9.5 - Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the Commonwealth of Pennsylvania.

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 - Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

         Section 10.2 - Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 10.3 - Checks; Signatures Required. All bills payable, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by the President or Treasurer or by any other persons as the Board of Directors may from time to time designate.

         No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.

         Section 10.4 - Fiscal Year. The fiscal year of the Corporation shall end on the last day in December.

         Section 10.5 - Corporate Seal. The seal of the Corporation shall be a flat-faced circular die of which there may be counterparts, with the word "SEAL" and the name of the Corporation engraved thereon.

         Section 10.6 - Voting of Stock. Unless otherwise provided by a vote of the Board of Directors, certified by an officer, and filed with the Secretary, the Corporation may, pursuant to law, vote any stock of any other corporation owned by the Corporation, by a vote cast by the President or another officer designated by the President, or by a proxy appointed by the President or such officer.

                                   ARTICLE XI

                                   AMENDMENTS

         Section 11.1 These By-laws may be altered, amended, or repealed and new By-laws may be adopted by a majority vote of the directors present at a duly called meeting of the Board of Directors at which a quorum is present except as otherwise required by law or the Articles of Incorporation. Notice of any proposed alteration, amendment, repeal or adoption of new By-laws shall be given to the shareholders and shall be subject to the power of the shareholders to change such action.

                                TABLE OF CONTENTS


Article I - Offices........................................................   53
      Section 1.1 - Principal Office.......................................   53
      Section 1.2 - Other Offices..........................................   53

Article II - Meetings of Shareholders......................................   53
      Section 2.1 - Place of Meetings......................................   53
      Section 2.2 - Annual Meeting.........................................   53
      Section 2.3 - Special Meetings.......................................   54
      Section 2.4 - Notice.................................................   54
      Section 2.5 - Quorum.................................................   54
      Section 2.6 - Voting.................................................   54
      Section 2.7 - Proxies................................................   55
      Section 2.8 - Presiding Officer......................................   55

Article III - Board of Directors...........................................    4
      Section 3.1 - Composition of the Board...............................   56
      Section 3.2 - Removal from Office; Vacancies.........................   56
      Section 3.3 - Powers of the Board....................................   56
      Section 3.4 - Voting.................................................   57
      Section 3.5 - Resignation of Director................................   57
      Section 3.6 - Power to Fix Compensation..............................   57
      Section 3.7 - Place of Meetings......................................    6
      Section 3.8 - Regular Meetings.......................................    6
      Section 3.9 - Special Meetings.......................................    6

      Section 3.10 - Quorum............................................................   58
      Section 3.11 - Presiding Officer.................................................   58
      Section 3.12 - Unanimous Written Consent.........................................   58
      Section 3.13 - Conference Telephone..............................................   58

Article IV - Committees of the Board...................................................    7
      Section 4.1 - Executive Committee; Other Committees..............................   59
      Section 4.2 - Quorum.............................................................   59
      Section 4.3 - Unanimous Written Consent..........................................   59
      Section 4.4 - Minutes............................................................    8
      Section 4.5 - Other Committees...................................................   60

Article V - Notices....................................................................   60
      Section 5.1 - Notices............................................................   60
      Section 5.2 - Written Notice of Shareholders Meeting.............................   60
      Section 5.3 - Waiver of Notice...................................................   60
      Section 5.4 - Waiver of Notice by Attendance.....................................    9

Article VI - Officers..................................................................   61
      Section 6.1 - Designation of Officers............................................   61
      Section 6.2 - Election of Officers...............................................   61
      Section 6.3 - Other Officers.....................................................   61
      Section 6.4 - Compensation.......................................................   10
      Section 6.5 - Removal............................................................   62
      Section 6.6 - Resignation........................................................   62
      Section 6.7 - Vacancy............................................................   62
      Section 6.8 - Duties and Officers................................................   62

         The President.................................................................   11

         The Secretary & Assistant Secretaries...............................   63
         The Treasurer & Assistant Treasurers................................   64

Article VII - Indemnification................................................   65
      Section 7.1 - Indemnification..........................................   65
      Section 7.2 - Other Indemnification....................................   65
      Section 7.3 - Insurance................................................   66
      Section 7.4 - Director Liability.......................................   66

Article VIII - Conflicts of Interest.........................................   15

Article IX - Certificates for Shares.........................................   68
      Section 9.1 - Certificates for Shares..................................   68
      Section 9.2 - Facsimile Signatures.....................................   68
      Section 9.3 - Lost Certificates........................................   68
      Section 9.4 - Closing of Transfer Books and Fixing Record Date.........   17
      Section 9.5 - Registered Shareholders..................................   70

Article X - General Provisions...............................................   70
      Section 10.1 - Dividends...............................................   70
      Section 10.2 - Reserves................................................   19
      Section 10.3 - Checks; Signatures Required.............................   71
      Section 10.4 - Fiscal Year.............................................   71
      Section 10.5 - Corporate Seal..........................................   71
      Section 10.6 - Voting of Stock.........................................   72

Article XI - Amendments......................................................   72